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                                                                    EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                          CHASTAIN CAPITAL CORPORATION

                                       1.

         The name of the Corporation is Chastain Capital Corporation.

                                       2.

         The street address and county of the Corporation's initial registered office is 1201 Peachtree Street, N.E., Suite 1240, Atlanta, Fulton County, Georgia 30361. The initial registered agent of the Corporation at such address is CT Corporation.

                                       3.

         The name and address of each incorporator is Stacey A. Kipnis, King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303.

                                       4.

         The mailing address of the initial principal office of the Corporation is 3424 Peachtree Road, N.E., Suite 800, Atlanta, Georgia 30326.

                                       5.

         Section 5.1. Common Stock. The aggregate number of common shares (referred to in these Articles of Incorporation as "Common Stock") that the Corporation shall have the authority to issue is 200,000,000 with a par value of $.01 per share. Each share of Common Stock shall have one vote on each matter submitted to a vote of the shareholders of the Corporation. Subject to the provisions of applicable law and the rights of the holders of the outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Corporation upon


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dissolution after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, if any, are so paid or distributed.

         Section 5.2. Preferred Stock. The aggregate number of preferred shares (referred to in these Articles of Incorporation as "Preferred Stock") that the Corporation shall have authority to issue is 25,000,000 with a par value of $.0l per share. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment shall be filed with the Georgia Secretary of State as required by law to be filed with respect to issuance of such Preferred Stock, prior to the issuance of any shares of such series.

         The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing articles of amendment that are effective without shareholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series (provided, however, that no such issuance or designation shall result in any holder of shares of Equity Stock being in violation of the General Ownership Limit, as may be applicable pursuant to Section 8.2(a) hereof, or otherwise result in the Corporation failing to qualify as a REIT). The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

         (i) the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

         (ii) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

         (iii) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund or otherwise;

         (iv) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class, classes or series, or any other security, and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (v) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

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                                                                     EXHIBIT 3.2

                                    BYLAWS OF

                          CHASTAIN CAPITAL CORPORATION

                                    ARTICLE I

                                  SHAREHOLDERS

                  Section 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m., local time, on the second Thursday in May of each year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

                  Section 2. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board, and shall be called by the Corporation upon the written request (which request shall set forth the purpose or purposes of the meeting) of the shareholders of record (as established pursuant to Section 6(b) of Article I of these Bylaws) of outstanding shares representing more than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. In the event such meeting is called by the Board of Directors or the Chairman of the Board, such meeting may be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. If such meeting is called at the request of shareholders as provided in this Section 2, then such meeting shall be held at such place in the State of Georgia as is stated in the notice thereof.

                  Section 3. Notice of Meetings. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each holder of record of stock of the Corporation at the time entitled to vote, at his address as it appears upon the records of the Corporation, not less than 10 nor more than 60 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any shareholder. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at

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which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.

                  Section 4. Quorum and Shareholder Vote. A quorum for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Georgia Business Corporation Code (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

                  Section 5. Proxies. A shareholder may vote either in person or by proxy duly executed in writing by the shareholder or created pursuant to
Article 8 of the Articles of Incorporation. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

                  Section 6.  Fixing Record Date.

                  (a) Except as provided in paragraph (b) of this Section 6, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, not more than 70 days prior to the date on which the particular action requiring a determination of shareholders is to be taken, as the record date for any such determination of shareholders. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting; provided that the record date for the determination of shareholders entitled to notice of or to vote at any special meeting of shareholders called by the Corporation at the request of holders of shares pursuant to Section 2 of
Article I hereof or any adjournment thereof shall be 20 days after the "Determination Date" (as defined in paragraph (b) of this Section 6), and provided further that such record date shall be 70 days prior to such special meeting. In any case where a record date is set, under any provision of this
Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of record shall be entitled to such notice or vote, notwithstanding any transfer of any shares on the books of the Corporation after such record date.

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                  (b) (i) In order that the Corporation may determine the
shareholders entitled to request a special meeting of the shareholders or a special meeting in lieu of the annual meeting of the shareholders pursuant to
Section 2 of Article I hereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders request such a special meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall, within 10 business days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 business days after the date on which such a request is received, the record date for determining shareholders entitled to request such a special meeting shall be the first day on which a signed written request setting forth the request to fix a record date is delivered to the Corporation by delivery to its principal place of business, or any officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded.

                  (ii) Every written request for a special meeting shall bear the date of signature of each shareholder who signs the request and no such request shall be effective to request such a meeting unless, within 70 days after the record date established in accordance with paragraph (b)(i) of this Section, written requests signed by a sufficient number of record holders as of such record date to request a special meeting in accordance with Section 2 of
Article I hereof are delivered to the Corporation in the manner prescribed in paragraph (b)(i) of this Section.

                 (iii) In the event of the delivery, in the manner provided by this Section, to the Corporation of the requisite written request or requests for a special meeting and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no request by shareholders for a special meeting shall be effective until the earlier of (i) five business days following delivery to the Corporation of requests signed by the holders of record (on the record date established in paragraph (b)(i) of this Section) of the requisite minimum number of shares that would be necessary to request such a meeting under Section 2 of Article I hereof, or (ii) such date as the independent inspectors certify to the Corporation that the requests delivered to the Corporation in accordance with this Article represent at least the minimum number of shares that would be necessary to request such meeting (the earlier of such dates being herein referred to as the "Determination Date"). Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any request or revocation thereof, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

                  (iv) Unless the independent inspectors shall deliver, on or before the Determination Date, a certified report to the Corporation stating that the valid requests for a special meeting

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submitted pursuant to paragraph (iii) above represent less than the requisite minimum number of shares that would be necessary to request a special meeting under Section 2 of Article I hereof, the Board of Directors shall, within five business days after the Determination Date, adopt a resolution calling a special meeting of the shareholders and fixing a record date for such meeting, in accordance with Section 6(a) of Article I of these Bylaws.

                  Section 7. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 7 and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 7th day following the day on which notice of the date of the annual meeting was mailed or delivered to such shareholder. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  Section 8. Notice of Shareholder Nominees. Except for Directors who are elected by Directors pursuant to the provisions of Section 9 of Article II of these Bylaws, only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or delivered to such shareholder. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class

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and number of shares of stock of the Corporation which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE II

                                    DIRECTORS

                  Section 1. Powers of Directors. The Board of Directors shall manage the business and affairs of the Corporation and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, may exercise all the powers of the Corporation.

                  Section 2. Number and Term of Directors. The Board of Directors shall consist of five natural persons. At any annual or special meeting the shareholders may, and at any meeting of directors, the directors (by a vote of not less than 75% of the directors then in office) may, fix a different number of Directors who shall constitute the full board. No decrease in the number of Directors shall shorten the term of an incumbent Director.

                  Section 3. Meetings of the Directors. The Board of Directors shall meet each year immediately following the annual meeting of shareholders, and the Board may by resolution provide for the time and place of other regular meetings. Special meetings of the Directors may be called by the Chairman of the Board or by any two of the Directors.

                  Section 4. Notice of Meetings. Notice of each meeting of the Directors shall be given by the Secretary by mailing the same at least ten days before the meeting or by telephone, telecopy or cablegram or in person at least five days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the annual meeting of the shareholders. Any Director may waive notice, either before or after the meeting, and shall be deemed to have waived notice if he is present at the meeting.

                  Section 5. Quorum; Vote Requirement. A majority of the number of directors fixed in accordance with Article II, Section 2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation, or by these bylaws.

                  Section 6. Action of Directors Without a Meeting. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the

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Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

                  Section 7. Committees. The Board of Directors may, in its discretion, appoint committees, each consisting of one or more Directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, except that no such committee may: (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation of the Corporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, (4) adopt, amend or repeal these Bylaws, (5) approve a plan of merger not requiring shareholder approval or (6) appoint another committee of the Board of Directors. A majority of any such committee may determine its action, fix the time and place of its meetings, and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

                  Section 8. Compensation. The Board of Directors shall have the authority to determine from time to time the amount of compensation that shall be paid to its members for attendance at meetings of, or service on, the Board of Directors or any committee of the Board, except that no such compensation shall be paid to Directors who are also employees of the Corporation or any entity that has a management agreement with the Corporation. The Board of Directors also shall have the power to reimburse Directors for reasonable expenses of attendance at Directors' meetings and committee meetings.

                  Section 9. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any or all Directors may be removed from office at any time, with or without cause, only by the vote of a majority of the votes entitled to be cast.

                  Section 10. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding to fill director vacancies, vacancies on the Board of Directors (including vacancies resulting from retirement, resignation, removal from office or death) shall be filled by the Board of Directors.

                  Section 11. Telephone Conference Meetings. Unless the Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 10 shall constitute presence in person at such meeting.

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                                   ARTICLE III

                                    OFFICERS

                  Section 1. Officers. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Secretary and a Treasurer, and such other officers or assistant officers (including Vice Presidents) as may be elected by the Board of Directors. Any two offices may be held by the same person.

                  Section 2. Chairman of the Board. The Chairman of the Board shall be under the direction of the Board of Directors. He or she shall preside at all meetings of the shareholders and all meetings of the Board of Directors and shall have such other duties as the Board of Directors shall from time to time prescribe.

                  Section 3. Chief Executive Officer. The Chief Executive Officer shall be under the direction of the Board of Directors. He or she shall have responsibility for the general direction of the business, policies and affairs of the Corporation.

                  Section 4. President. The President shall, under the direction of the Chief Executive Officer, supervise the management of the day-to-day business of the Corporation. He or she shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors or the Chief Executive Officer. In the absence of the Chairman of the Board, he or she shall preside at all meetings of the shareholders and the Board of Directors.

                  Section 5. Chief Operating Officer. The Chief Operating Officer shall act in the case of the absence or disability of the Chairman of the Board, the Chief Executive Officer and the President. He or she shall, under the direction of the Chief Executive Officer, supervise the management of the day-to-day business of the Corporation. He or she shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors or the Chief Executive Officer.

                  Section 6. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

                  Section 7. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and the Directors and shall have custody of and attest the seal of the Corporation.

                  Section 8. Other Duties and Authorities. Each officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors.

                  Section 9. Removal. Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the

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making of a contract of employment with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment or upon the enforceability of any other provision of a contract of employment.

                  Section 10. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors, subject to the provisions of any applicable contracts of employment. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE IV

                        DEPOSITORIES, SIGNATURE AND SEAL

                  Section 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

                  Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President or by such other officer, officers, agent or agents, as the Chairman of the Board, the Chief Executive Officer or the President designates from time to time or as the Board from time to time may by resolution provide.

                  Section 3. Seal. The seal of the Corporation shall be as follows:







                  The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.

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                                    ARTICLE V

                                 STOCK TRANSFERS

                  Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile signature of any of such officers imprinted thereon if the same is countersigned by a transfer agent of the Corporation, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

                  Section 2. Transfers of Shares. Shares of stock in the Corporation shall be transferable only on the books of the Corporation by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Corporation or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper.

                  Section 3. Lost, Destroyed or Stolen Certificates. Where the holder of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board shall by resolution provide for the issuance of a certificate to replace the original if the holder of record so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Corporation, in the reasonable exercise of its discretion. The Board may authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

                  Section 4. Transfer Agent and Registrar. The Board may (but shall not be required to) appoint a transfer agent or agents and a registrar or registrars to transfers, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  Section 1. Mandatory Indemnification. The Corporation shall indemnify to the fullest extent permitted by the Georgia Business Corporation Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in these Bylaws,

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then to the maximum extent authorized by law, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he or she is or was a director or officer, against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

                  Section 2. Permissive Indemnification. The Corporation shall have the power to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he or she is or was an employee or agent of the Company, against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding.

                  Section 3. Advances for Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding, and shall have the authority to pay for or reimburse the reasonable expenses of an employee or agent of the Company who is a party to a proceeding, in each case in advance of the final disposition of a proceeding if:

                  (a) Such person furnishes the Corporation a written affirmation of his good faith belief that he or she has met the standard of conduct set forth in Section 1 or Section 2 above, as applicable; and

                  (b) Such person furnishes the Corporation a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

         The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

                  Section 4. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

                  Section 5. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

                  Section 1. Amendment. These Bylaws may be altered, amended, repealed or new Bylaws adopted by the Board of Directors by the affirmative vote of a majority of all directors then holding office, but any bylaws adopted by the Board of Directors may be altered, amended, repealed, or any new bylaws adopted, by the shareholders at an annual or special meeting of shareholders, when notice of any such proposed alteration, amendment, repeal or addition shall have been given in the notice of such meeting. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the shareholders with respect to these Bylaws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of directors, voting as a single voting group.

         (vi) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

         (vii) restrictions on transfer to preserve the status of the Corporation as a REIT; and

         (viii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

         Section 5.3. Shares Acquired by the Corporation. Shares of Common Stock that have been acquired by the Corporation shall become treasury shares and may be resold or otherwise disposed of by the Corporation for such consideration, not less than the par value thereof, as shall be determined by the Board of Directors, unless or until the Board of Directors shall by resolution provide that any or all treasury shares so acquired shall constitute authorized, but unissued shares.

         Section 5.4. Change in REIT Status. The Corporation shall not voluntarily elect not to be qualified as a REIT unless such action has been approved by the affirmative vote of 80% of the members of the Board of Directors and the affirmative vote of two-thirds of the outstanding shares of Common Stock and any other shares of Equity Stock entitled to vote generally in the election of directors voting as a class.

                                       6.

         No shareholder shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Corporation.

                                       7.

         Section 7.1. Personal Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or for failure to take action, as a director, except liability (i) for any appropriation, in violation of the director's duties, of any business opportunity of the Corporation (ii) for acts or omissions which involved intentional misconduct or a knowing violation of law, (iii) for the types of liabilities set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director received an improper personal benefit. If the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended.

         Section 7.2. Indemnification of Directors. The Corporation shall indemnify to the fullest extent permitted by the Georgia Business Corporation Code and, to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in these Articles, to the maximum extent authorized by law, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code), because he or she is or was a director or officer against liability (as defined in the Georgia Corporation
Code), incurred in the proceeding, if he or she acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

         Section 7.3. Effect of Repeal or Modification. Neither the repeal or modification of this Article 7 nor the adoption of any provision of these Articles of Incorporation inconsistent with these Articles shall eliminate or adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal, modification or adoption.

                                       8.

         Section 8.1. Definitions. The following terms shall have the following meanings for purposes of these Articles of Incorporation:

         "Beneficial Ownership" shall mean ownership of Equity Stock by a person who (i) either would own such shares directly (other than as a nominee or custodian) or would have beneficial ownership under a nominee or custodial arrangement (in either case without taking into account the application of Section 544 of the Code, as modified by Section 856(h)(l)(B) of the Code) or
(ii) would be treated as the indirect or constructive owner of such shares through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

         "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) and Section 170(c) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 8.12(a) of this
Article 8.

         "Board of Directors" shall mean the Board of Directors of the Corporation.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Equity Stock" shall mean, as of any particular time, all the outstanding shares of Common Stock and Preferred Stock, including all shares of Common Stock and Preferred Stock that are held as Shares-in-Trust at such time in accordance with the provisions of Section 8.12 of this Article 8.

         "General Ownership Limit" shall initially mean, with respect to each class of Equity Stock of the Corporation outstanding as of any particular time, 9.8% of the total number of shares of such class of Equity Stock outstanding as of such time, except with respect to Lend Lease there shall be no limit so long as the capital stock of Lend Lease is publicly held.

         "Initial Public Offering" means the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

         "Lend Lease" means Lend Lease Corporation Limited and its subsidiaries and affiliates.

         "Market Price" on any date shall mean the average of the Closing Price for the ten consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean with respect to the Equity Stock the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported, in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Equity Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, such other reliable automated quotations system as is selected by the Corporation, or, if the Equity Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Corporation or, if there is no such professional market maker such amount as an independent investment banking firm selected by the Corporation determines to be the value of a share of Equity Stock. "Trading Day" shall mean a day on which the principal national securities exchange on which the Equity Stock is listed or admitted to trading is open for the transaction of business or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Non-Transfer Event" shall mean any event other than a purported Transfer that would cause (i) any Person to Beneficially Own shares of Equity Stock in excess of the General Ownership Limit as provided in Section 8.2(a) of this Article 8, (ii) the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, and/or (iii) the Corporation to otherwise fail to qualify as a REIT (other than as a result of a violation of the "100-shareholder" requirement of Section 856(a) (5) of the Code); in each case including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock.

         "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 8.12(e) hereof.

         "Person" shall mean an individual, corporation, limited liability company, partnership, estate, trust, association, joint stock company, government agency or political subdivision thereof, charitable organization, or other entity, and also includes a group as that term is used for purposes of
Section 13(d) (3) of the Securities Exchange Act of 1934, as amended.

         "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 8.3 of this Article 8, would own record title to shares of Equity Stock.

         "REIT" shall mean a "real estate investment trust" as defined in
Section 856(a) of the Code.

         "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Board of Directors and the shareholders of the Corporation determine, in accordance with Section 5.4 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

         "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

         "Trust" shall mean any separate trust created pursuant to Section 8.3 of this Article 8 and administered in accordance with the terms of Section 8.12 of this Article 8, for the exclusive benefit of any Beneficiary.

         "Trustee" shall mean any person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

         Section  8.2. Restrictions on Ownership and Transfers.

                  (a) From the date of the Initial Public Offering and prior to the Restriction Termination Date, except as provided in Section 8.9 of this Article 8, no Person shall Beneficially Own shares of the outstanding Equity Stock in excess of the General Ownership Limit.

                  (b) Except as provided in Section 8.9 of this Article 8, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning shares of the outstanding Equity Stock in excess of the General Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would be otherwise Beneficially Owned by such Person in excess of the General Ownership Limit; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                  (c) Notwithstanding any other provision herein (subject, however, to Section 8.13 of this Article 8), from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Equity Stock being directly or indirectly owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio in its entirety; and the intended transferee shall acquire no rights in any of such shares of Equity Stock intended to be Transferred.

                  (d) Notwithstanding any other provision herein (subject, however, to Section 8.13 of this Article 8), from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                  (e) Notwithstanding any other provision herein (subject, however, to Section 8.13 of this Article 8), from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer of that number of shares of Equity Stock in excess of the number that could have been Transferred without such result; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

         Section 8.3. Transfer in Trust.

                  (a) If, notwithstanding the other provisions contained in this Article 8, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would Beneficially Own shares of the outstanding Equity Stock in excess of the General Ownership Limit, then, (i) except as otherwise provided in Section 8.9, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Equity Stock Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of shares of Equity Stock that would cause such Beneficial Owner to Beneficially Own shares of Equity Stock in excess of the General Ownership Limit, and (ii) such number of shares of Equity Stock in excess of the General Ownership Limit, (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with Section 8.12 of this Article 8, transferred automatically and by operation of law to a Trust to be held in accordance with that Section 8.12. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

                  (b) If, notwithstanding the other provisions contained in this Article 8, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-shareholder requirement of Section 856(a) (5) of the Code), then (i) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Equity Stock with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-shareholder requirement of Section 856(a) (5) of the Code); and (ii) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section
8.12 of this Article 8, transferred automatically and by operation of law to the Trust to be held in accordance with that Section 8.12. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

         Section 8.4. Remedies For Breach. If the Corporation or its designees shall at any time determine in good faith that Transfer has taken place in violation of Section 8.2 of this Article 8 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Equity Stock in violation of Section 8.2 of this Article 8, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

         Section 8.5. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 8.2 of this
Article 8, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section 8.3 of this Article 8, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or the Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

         Section 8.6. Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

                  (a) Every Beneficial Owner of more than 5%, or such lower percentage as may be required pursuant to the Code or the regulations thereunder, of the outstanding Equity Stock shall within 30 days after January 1 of each year give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of Equity Stock Beneficially Owned, and a description of how such shares are held. In addition, at such times Lend Lease shall provide to the Corporation a list of all beneficial owners of 10% or more of its capital stock. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the General Ownership Limit.

                   (b) Each Person who is a Beneficial Owner of Equity Stock and each Person (including the shareholder of record) who is holding Equity Stock for a Beneficial Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the General Ownership Limit.

         Section 8.7. Remedies Not Limited. Nothing contained in this Article 8 (subject, however, to Section 8.13 of this Article 8) shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT and to ensure compliance with the General Ownership Limit.

         Section 8.8. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article 8, including any definition contained in Section 8.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 8 with respect to any situation, based on the facts known to it.

         Section 8.9. Exception. The restrictions on ownership and transfers set forth in Sections 8.2(a) and 8.2(b) of this Article 8 shall not apply to the acquisition of shares of Equity Stock of the Corporation by an underwriter in a public offering of those shares or in any transaction involving the issuance of shares of Equity Stock by the Corporation in which the Board of Directors determines that the underwriter (or other Person initially acquiring those shares will timely distribute those shares to or among others so that, following such distribution, the ownership of those shares will not be in violation of
Section 8.2 of this Article 8). The Board of Directors, in the exercise of its sole and absolute discretion, also may exempt from the operation of Sections 8.2(a) and 8.2(b) of this Article 8 certain specified shares of Equity Stock of the Corporation proposed to be Transferred to, and/or Beneficially Owned by, a Person who has provided the Board of Directors with such evidence, undertakings and assurances as the Board of Directors may require that such Transfer to, and/or Beneficial Ownership by, such Person of the specified shares will not prevent the continued qualification of the Corporation as a REIT under the Code and the regulations thereunder. The Board of Directors may, but shall not be required to, condition the grant of any such exemption upon the obtaining of an opinion of counsel, a ruling from the Internal Revenue Service, or such other assurances as the Board of Directors may deem to be satisfactory.

         Section 8.10. Legend. Each certificate for Equity Stock shall bear the following legend:

         "The shares of [ ] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). No Person (other than Lend Lease so long as the common stock of Lend Lease is publicly held) may at any time (1) Beneficially Own shares of any class of Equity Stock in excess of 9.8% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the total number of shares of such class of Equity Stock outstanding as of such time; or
(2) Beneficially Own Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT. Any Person who attempts to Beneficially Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Articles of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

         Section 8.11. Severability. If any provision of this Article 8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         Section 8.12. Shares-in-Trust.

                  (a) Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to Section 8.3 of this Article 8 shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary of each Trust within five (5) days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section 8.3 of this
Article 8 shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of
Section 8.12(e) of this Article 8, such Shares-in Trust shall cease to be designated as Shares-in-Trust.

                  (b) Dividend Rights. The Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which is on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned by the Person who, but for the provisions of Section 8.3 of this Article 8, would Beneficially Own the Shares-in-Trust;

and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

         (c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each Trustee of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Equity Stock of the same class or series, that portion of the assets of the Corporation that is available for distribution to the holders of such class and series of Equity Stock. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 8.13(e) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

         (d) Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law and only to the extent that no Person other than the Corporation and/or the Prohibited Owner are materially and adversely affected, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the shares of Equity Stock under Section 8.3 of this Article 8, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

         (e) Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As soon as reasonably practicable, in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as a Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of the Equity Stock so acquired as Shares-in-Trust under Section 8.3 of this Article 8. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this paragraph, the Trustee of a Trust shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee; (ii) cause to be recorded on the books of the Corporation that the Permitted

Transferee is the holder of record of such number of shares of Equity Stock; and
(iii) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to
Section 8.12(f) of this Article 8.

                  (f) Compensation to Record Holder of Shares of Equity Stock that Become Shares-In-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 8.12(e) of this Article 8) to receive from the Trustee the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Stock, or
(b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee of the Trust from the sale or other disposition of such Shares-in-Trust in accordance with Section 8.12(e) of this
Article 8. Any amounts received by the Trustee in respect of such Shares-in-Trust in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 8.12(f) of this Article 8 shall be distributed to the Beneficiary in accordance with the provisions of Section 8.12(e) of this
Article 8. Each Beneficiary and Prohibited Owner waives any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 8.12 by such Trustee or the Corporation.

                  (g) Purchase Right in Share-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of
(i) the date of the Non-Transfer Event or purported Transfer that resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 8.5 of this Article 8.

         Section 8.13. Settlement. Nothing in these Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any national securities exchange on which any capital stock of the Company is listed.

                                       9.

         Section 9.1. Number of Directors. The number of directors shall be as set forth in the Bylaws of the Corporation.


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


         Section 9.2. Initial Directors. The Corporation shall initially have two directors and they shall be as follows:

                           Matthew Banks
                           1965 Broadway
                           New York, New York 10023

                           Kurt L. Wright
                           2100 Lake Grove Lane
                           Alpharetta, Georgia 30004

         Section 9.3. Director Conflicts of Interest. Beginning ninety days after the Initial Public Offering, a majority of the Corporation's Board of Directors must not be affiliates of Lend Lease or the Corporation.

                                       10.

         In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this provision solely grants discretionary authority to the directors and no constituency shall be deemed to have been given any right to consideration hereby.

                                       11.

         The mailing address of the principal office of the Corporation is 3424 Peachtree Road, N.E. Suite 800, Atlanta, Fulton County, Georgia 30326.

                                       12.

         These Articles of Incorporation may not be amended without the affirmative vote of at least a majority of the outstanding shares of Common Stock (and majority of the outstanding shares of Preferred Stock, if any, to the extent that such amendment would materially adversely affect the holders of the Preferred Stock), with the shareholders voting as a class with one vote per share; provided, that the Articles of Incorporation provision relating to the Corporation's election to be taxed as a REIT shall not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors and the affirmative vote of holders of two-thirds of the outstanding shares of Common Stock and any other shares of Equity Stock entitled to vote generally in the election of directors voting as a class.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 16th day of December, 1997.








                                       By: /s/ Stacey A. Kipinis
                                          ------------------------------
                                          Stacey A. Kipinis
                                          Incorporator



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